EXHIBIT 10.2

                          AGREEMENT FOR SHARE EXCHANGE


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EXHIBIT 10.2

                          AGREEMENT FOR SHARE EXCHANGE


     AGREEMENT FOR SHARE EXCHANGE ("AGREEMENT") dated as of November 5, 2004, by and among ChinaNet Holdings Inc., a Nevada, USA Corporation ("ChinaNet") and Yuemei Liang, Zhiming Liang, Yulin Chen, (together "Highland Shareholders"), holders of 50% of issued and outstanding shares in the capital stock of Highland Mining Inc., a British Virgin Islands corporation ("Highland").

RECITALS:

     WHEREAS, ChinaNet and Highland Shareholders have agreed to enter into a binding transaction whereby ChinaNet shall issue certain number of its common shares from treasury in exchange for 50% of the issued and outstanding shares of Highland held by Highland Shareholders, pursuant to the terms and conditions hereinafter set forth (the "Exchange"); and

     WHEREAS, the parties desire to make certain representation, warranties and agreements in connection with the Exchange and also to prescribe various conditions to the Exchange.

     NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:


                                    ARTICLE I

                                  THE EXCHANGE

     1.1 The Exchange. At the Closing (as hereinafter defined), ChinaNet shall acquire, from Highland Shareholders, 500,000 shares of Common Stock of Highland, representing 50% of the issued and outstanding stock of Highland ("Highland Shares"). Consideration to be issued by ChinaNet to Highland Shareholders or their nominees in exchange for the Highland Shares shall be the issuance of 85,000,000 of common stock and a debenture convertible into 65,000,000 of ChinaNet shares (the "Exchange Shares"). The Exchange shall take place upon the terms and conditions provided for in this Agreement and applicable laws of the jurisdiction of the parties.

     Notwithstanding this paragraph 1.1, if Highland Shareholders are unable to enter into a binding agreement on a share purchase and sale transaction (the "Definitive Agreement") with Hunter Dickinson Inc. ("HDI") to sell and transfer the other 50% of the issued and outstanding shares of Highland (the "Remaining Shares") to HDI on or before March 30, 2005 (the "Outside Date"), or if either or both HDI and Highland Shareholders decide to terminate the Definitive


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Agreement  pursuant to the terms and conditions therein on or before the Outside
Date, then unless Highland Shareholders and ChinaNet otherwise agree, Highland Shareholders shall sell and transfer the Remaining Shares to ChinaNet at a nominal price, pursuant to the same terms and conditions contained hereunder as applicable to the parties then.

     1.2 Other Mineral Properties. Highland Shareholders have direct or indirect rights or options to, or interests in, (the rights, options and interests together are called "Additional Rights") certain mineral properties in Tibet, China (the "Additional Properties") as listed in Schedule "A" attached hereto, subject to terms and conditions and regulatory requirements attached to the Additional Rights. Highland Shareholders hereby transfer and assign, or shall cause to be transferred and assigned, to ChinaNet the Additional Rights for $1.00, subject to terms and conditions and regulatory requirements attached thereto, and terms and conditions herein.

     1.3 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. Such date shall be the date of Exchange (the "Effective Time").

     1.4 Management of Highland. Upon completion of the Exchange, the following individuals shall be elected or appointed as directors of Highland:

          Zhi Wang
          Jie Yang
          Xiaojun Ma
          Jing Wang
          Maurice Tsakok

     1.5 Management of ChinaNet. Upon completion of the Exchange, the following individuals shall be elected or appointed as directors of ChinaNet.

          Zhi Wang
          Jie Yang
          Xiaojun Ma
          Jing Wang
          Maurice Tsakok

     1.6 Finder's Fee. There will be a finder's fee in the form of a debenture convertible into 9,639,000 ChinaNet shares payable to Ronald Xiuru Xie upon completion of the Exchange.



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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of ChinaNet. ChinaNet represents and warrants to Highland as follows:

     (a) Organization, Standing and Power. ChinaNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

     (b) Capital Structure. The authorized capital stock of ChinaNet consists of 200,000,000 common shares. As at the date of this Agreement the total number of issued and outstanding shares of ChinaNet shall be 57,036,200 All outstanding common shares of ChinaNet are, and the Exchange Shares to be issued pursuant to this Agreement will be when issued pursuant to the terms of the resolution of the Board of Directors of ChinaNet approving such issuance, validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the issued and outstanding common shares of ChinaNet were issued in compliance with all Federal and state securities laws. Except those contained in Schedule "B" attached hereto, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from ChinaNet at any time, or upon the happening of any stated event, any shares of the capital stock of ChinaNet, whether or not presently issued or outstanding.

     (c) Certificate of Incorporation, By-Laws, and Minute Books. The copies of the Articles of Incorporation and of the By-Laws of ChinaNet which have been delivered to Highland are true, correct and complete copies thereof. The minute books of ChinaNet which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of ChinaNet since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

     (d) Authority. ChinaNet has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Director of ChinaNet. No other corporate or shareholder proceedings on the part of ChinaNet are necessary to authorize the Exchange, or the other transactions contemplated hereby.


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     (e) Conflict with Other Agreements;  Approvals.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or By-laws or any organizational document of ChinaNet or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ChinaNet which violation would have a material adverse effect on ChinaNet taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other
     governmental   authority  or   instrumentality,   domestic  or  foreign  (a
     "Governmental Entity") is required by or with respect to ChinaNet in connection with the execution and delivery of this Agreement by ChinaNet or the consummation by ChinaNet of the transactions contemplated hereby.

     (f) Books and Records. ChinaNet has made and will make available for inspection by Highland Shareholders upon reasonable request all the books of ChinaNet relating to the business of ChinaNet. Such books of ChinaNet have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Highland Shareholders by ChinaNet are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     (g) Compliance with Laws. ChinaNet is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

     (h) Financial Statements. ChinaNet has delivered to Highland Shareholders financial statements for the periods ending September 30, 2004 which has been reviewed and accepted by an independent US auditor. Such financial statements are true and correct, and provide a fair and accurate presentation of the financial condition and assets and liabilities of ChinaNet as of the date thereof.

     (i) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of ChinaNet, threatened against or affecting ChinaNet which is reasonably likely to have a material adverse effect on ChinaNet, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ChinaNet having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.


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     (j) Tax  Returns.  ChinaNet  has duly  filed all tax  reports  and  returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales and payrolls); there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted upon ChinaNet.

     2.2 Representations and Warranties of Highland Shareholders Highland Shareholders represent and warrant to ChinaNet as follows:

     (a) Organization, Standing and Power. To the best knowledge of Highland Shareholders, Highland is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

     (b) Capital Structure. The authorized capital stock of Highland consists of 1,000,000 shares of Common Stock with a par value of US$1.00. As at the date of this agreement, 1,000,000 shares of Common Stock were issued and outstanding. To the best knowledge of Highland Shareholders, all outstanding Highland shares including in particular the Highland Shares are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer; all of the issued and outstanding shares of Highland in particular the Highland Shares were issued in compliance with all applicable securities laws; there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Highland at any time, or upon the happening of any stated event, any shares of the capital stock of Highland.

     (c) Certificate of Incorporation, By-Laws and Minute Books. To the best knowledge of Highland Shareholders, the copies of the Certificate of Incorporation and of the By-Laws of Highland which have been delivered to ChinaNet are true, correct and complete copies thereof; the minute books of Highland which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors and of the shareholders of Highland since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

     (d) Authority. Highland Shareholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the


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     consummation  of  the  transactions  contemplated  hereby  have  been  duly approved by the Board of Directors of Highland and by its shareholders including Highland Shareholders. This Agreement has been duly executed and delivered by Highland Shareholders and constitutes a valid and binding obligation of Highland Shareholders enforceable in accordance with its terms.

     (e) Conflict with Agreements; Approvals. To the best knowledge of Highland Shareholders, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or By-laws of Highland or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Highland or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Highland Shareholders in connection with the execution and delivery of this Agreement by Highland Shareholders, or the consummation by Highland Shareholders of the transactions contemplated hereby.

     (f) Financial Statements. Highland Shareholders have furnished ChinaNet with unaudited financial statements as of September 30, 2004. To the best knowledge of Highland Shareholders, the Highland financials statements are substantially complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of Highland and the changes in its financial position at such dates and for such periods and show all material liabilities, absolute or contingent of Highland.

     (g) Books and Records. Highland Shareholders, where appropriate, have made and will make available for inspection by ChinaNet upon reasonable request all the books of account, relating to the business of Highland. To the best knowledge of Highland Shareholders, such books of account of Highland have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to ChinaNet by Highland Shareholders are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     (h) Compliance with Laws. To the best knowledge of Highland Shareholders, Highland is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

     (i) Subsidiaries, Mineral Properties: To the best knowledge of Highland Shareholders, Highland fully and legally owns Tianyuan Mineral Exploration


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     Ltd.  ("Tianyuan"),  a wholly owned and validly existing foreign enterprise registered in Tibet, China,  incorporated pursuant to relevant Chinese laws
     and  regulations,   which  holds  a  valid  exploration   license  covering
     Xietongmen Mine in Tibet, China (a copy of the Exploration License and a copy of Business License issued to Tianyuan are attached hereto as Schedule "C") issued by the Ministry of Land and Resources of China.

     (j) Liabilities and Obligations. To the best knowledge of Highland Shareholders, Highland has conducted no business activities except the acquisition of Tianyuan, has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except those expressly disclosed in the financial statements delivered to ChinaNet.

     (k) Litigation. To the best knowledge of Highland Shareholders, there is no suit, action or proceeding pending, or, threatened against or affecting Highland which is reasonably likely to have a material adverse effect on Highland or Highland Shares, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Highland having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

     (l) Taxes. To the best knowledge of Highland Shareholders, Highland has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed (including, all filings with all other jurisdictions including Tianyuan filings, where such filing is required by law); and Highland has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods.

     (m) Licenses, Permits: To the best knowledge of Highland Shareholders, Highland owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

     (n) No Encumbrances: Highland Shareholders are the legal and beneficial owners of Highland Shares. The Highland Shares are duly and validly issued to Highland Shareholders, free from any lien, claim, mortgage, hypothecation, or any other encumbrances or security interest, save and except the terms of the Option Agreement and the obligations of Highland Shareholders therein.


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                                   ARTICLE III

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     3.1 Covenants of Highland and ChinaNet. During the period from the date of this Agreement and continuing until the Effective Time, Highland Shareholders and ChinaNet each agree as to themselves and their related entities that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

     (a) Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

     (b) Dividends; Changes in Stock. No party shall (i) declare or cause to declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

     (c) Issuance of Securities. No party shall, or shall cause to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

     (d) Governing Documents. No party shall amend or propose to amend relevant Certificate of Incorporation or By-laws.

     (e) No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of the corporate assets, which are material, individually or in the aggregate, to such party.

     (f) Indebtedness. No party shall, or shall cause to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

     (g) Regulatory Compliance: Each party shall, or shall cause to, make such filing or registration in the jurisdiction where it operates, or cause its subsidiaries to make such filings or registration, to ensure all licenses,


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     permits and approvals required for the their operations in their respective jurisdiction are current and valid.

     3.2 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     4.1  Shareholders   Approval  at  Highland.   Highland   Shareholders  have
previously received or will receive necessary approval, consent or agreement in relation to the Exchange.

     4.2 Restricted ChinaNet Shares; Registration Rights. (a) The Exchange Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements based upon representations and warranties made by the Shareholders. Accordingly, the Exchange Shares will constitute "restricted securities" for purposes of the Securities Act and applicable state securities laws and Shareholders will not be able to transfer such Exchange Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Exchange Shares shall contain a legend to the foregoing effect and the Shareholders shall deliver at Closing an Investment Letter in substantially the form of Schedule "D" hereto acknowledging the fact that the Exchange Shares are restricted securities and agreeing to the foregoing transfer restrictions.

     4.3 Access to Information. Upon reasonable notice, ChinaNet and Highland Shareholders shall each afford to the officers, employees, accountants, counsel and other representatives of the other party, access to all their respective properties, books, contracts, commitments and records and, during such period, each of ChinaNet and Highland Shareholders shall furnish promptly to the other corporate and business information as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

     4.4 Legal Conditions to Exchange. Each of ChinaNet and Highland Shareholders shall take reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in


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connection with any such  requirements  imposed upon any of them or any of their related entities or subsidiaries in connection with the Exchange. Each party will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by ChinaNet or Highland Shareholders or Highland or any of their related entities or subsidiaries in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

     5.1 Conditions to Each Party's Obligation To Effect the Exchange. The respective obligation of each party to effect the Exchange shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Necessary Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on ChinaNet or Highland shall have been filed, occurred or been obtained.

     5.2 Conditions of Obligations of ChinaNet. The obligations of ChinaNet to effect the Exchange are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by ChinaNet:

     (a) Representations and Warranties. The representations and warranties of Highland Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

     (b) Performance of Obligations of Highland Shareholders. Highland Shareholders shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date.

     (c) Closing Documents. ChinaNet shall have received such certificates and other closing documents as counsel for ChinaNet shall reasonably request.

     (d) Opinion of Counsel for Highland Shareholders, Highland and/or Tianyuan. ChinaNet shall have received an opinion dated the Closing Date of counsel for Highland Shareholders, Highland and/or Tianyuan, in form and substance


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     reasonably  satisfactory  to  ChinaNet  and its  counsel  relating  to such matters as are customarily delivered in connection with an Exchange transaction.

     (e) Consents. ChinaNet shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of ChinaNet, individually or in the aggregate, have a material adverse effect on Highland Shares, Highland and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby.

     (f) Highland Review. ChinaNet shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Highland and shall not have determined that any of the representations or warranties of Highland Shareholders contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Highland is otherwise in violation of any of the provisions of this Agreement.

     (g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of ChinaNet, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Highland Shares, Highland Shareholders and Highland, the consequences of which, in the judgment of ChinaNet, could be materially adverse to Highland Shares or Highland.

     5.3 Conditions of Obligations of Highland. The obligation of Highland Shareholders to effect the Exchange is subject to the satisfaction of the following conditions unless waived by Highland Shareholders:

     (a) Representations and Warranties. The representations and warranties of ChinaNet set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Highland Shareholders shall have received a certificate signed on behalf of ChinaNet by the Chief Executive Officer to such effect.

     (b) Performance of Obligations of ChinaNet. ChinaNet shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Highland Shareholders shall have received a certificate signed on behalf of ChinaNet by the President to such effect.

     (c) Opinion of Counsel for ChinaNet. Highland Shareholders shall have received an opinion dated the Closing Date of counsel for ChinaNet, in form and substance reasonably satisfactory to Highland Shareholders and their counsel relating to such matters as are customarily delivered in connection with an Exchange transaction.

     (d) Closing  Documents.  Highland  Shareholders  shall have  received  such
     certificates   and  other   closing   documents  as  counsel  for  Highland
     Shareholders shall reasonably request.

     (e) Consents. Highland Shareholders shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

     (f) Highland Shareholders Review. Highland Shareholders shall have completed to their reasonable satisfaction a review of the business, operations, finances, assets and liabilities of ChinaNet and shall not have determined that any of the representations or warranties of ChinaNet contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that ChinaNet is otherwise in violation of any of the provisions of this Agreement.

     (g) Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Highland Shareholders, made in good faith, would make the consummation of the Exchange imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against ChinaNet the consequences of which, in the judgment of Highland Shareholders, could be materially adverse to ChinaNet.


                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

     6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual consent of ChinaNet and Highland Shareholders;

     (b) by either ChinaNet or Highland Shareholders if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable; or

     (c) by either ChinaNet or Highland Shareholders if the Exchange shall not have been consummated before December 20, 2004.

     6.2 Effect of Termination. In the event of termination of this Agreement by either Highland Shareholders or ChinaNet as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     6.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of two years from the date of this Agreement.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to ChinaNet to

                  ChinaNet Holdings Inc.

                  Attention:  Anthony Garson, President

         (b)      if to Highland Shareholders, to

                  Highland Mining Inc.

                  Attention:  Zhi Wang,

     7.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     7.4   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     7.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Nevada state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     7.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

     7.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

     7.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that ChinaNet may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company, and Highland Shareholders or each of them may assign, in their sole discretion, any or all if their rights, interests and obligations hereunder to a person or persons who are related to any of Highland Shareholders. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


     IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.


                                    ChinaNet Holdings Inc.


                                    By: /s/ Maurice Tsakok
                                        ----------------------------------------
                                             Director



                                    Highland Shareholders


                                    By:
                                        ----------------------------------------


                                    By: ----------------------------------------


                                    By: ----------------------------------------

                                  Schedule "A"


                              Additional Properties
                                                                        Minimum                         Need to be
                                                                        spending                        reimbursed to
Certificate     Name of deposit area            Area    Period of       required        budget for      State
number                                          (km2)   validity        annually        exploration     Investment      Title

                Binda Lead and Antimony         5.15    2002.12.30-
5400000220548   Copper and Multi-metal                  2004.09.09      7,500.00                         42,350.00      Danlu

                Mining Area, Jiangda County             2002.12.30-
5400000220554   (with prospecting license)      4.37    2005.12.28      5,462.50        482,406.75      834.862.50      DanLu

5400000220552   Duoxiasongduo Copper Mining             2002.12.28-
                Area, Gongiue County (with      2.94    2005.12.28      3,675.00                        480,000.00      DanLu
                prospecting license)

                Ganzhongxiong Lead & Zine mine          2002.12.28-
5400000220549   (with prospecting license)      6.45    2005.12.28      8,062.50                          1,952.50      DanLu

                Gegongnong Gold(copper) deposit         2002.12.30
5400000220555   in Gongiue county, Tibet       37.39    2005.12.28     46,737.50                      2,390,687.50      DanLu

                GeXiong Niobium & Tantalum,             2002.09.10-
5400000230429   Jida Village, Basu county,      3.70    2004.09.10      4,625.00                                        Honglu
                Tibet (w prospecting license)

                Jiaduoling Iron Mining Area,            2002.12.30-
5400000220545   Jiangda County (exploitation   17.16    2005.12.28     21,450.00                         39,025.00      DanLu
                certificate is being applied)

                Jiama Copper, Lead, Mining
                Area line 16 to 40, Mozhugongka         2003.7-           585.13                          2,500.00      DanLu
5400000320024   County (with exploitation      0.468    2005.7

                Jiama Copper, Lead, Mining
                Area line 40 to 80, Mozhugongka         2003.7-        11,5613.75                     2,250,000.00      DanLu
5400000320025   County (with exploitation      0.929    2005.7

                Jiduipu Marble Mining Area,
                Renbu County, Tibet                     2003.06.12-
5400000330262   (with prospecting license)     10.30    2005.06.27      1,287.50                                        DanLu

                Kada Green Stone mine                   2003.09.05-
5400000340577   (prospecting license)           3.72    2005.09.17      4,650.00                                        DanLu

                La-Zi Zang Cr & Fe Mine                 2003.06.04-
5400000310244   in La-zi County of Tibet       35.92    2005.04.30      8,980.00                                        DanLu

                                                        2003.06.04-
5400000310242   Long-ren-la Fe Mine            46.66    2005.04.30     11,665.00                                        DanLu

                Malasongduo Copper Mining
                Area Chaya County (with                 2002.12.30-
5400000220553   prospecting license)            3.31    2005.12.28      4,137.50                        762,500.00      DanLu

                Mangzong Porphyritic Copper
                (Mo) Mining Area, Changdu               2002.08.01-
5400000220551   County(w prospecting license)   4.41    2005.08.01      5,512.50                      1,814,400.00      DanLu

                Meiduo Antimony Mining Area,
                Anduo County (w/ exploitation           2002.12-
5400000260068   certificate)                  1.3197    2004.12         1,649.63                      1,451,350.00      DanLu

                Nanyuela Lead & Zinc Mine               2002.12.30-
5400000220546   (with prospecting license)     13.22    2005.12.28      1,652.50                         24,675.00      DanLu

                Niangguchu Gold Mining Area
                Naidong County (with                    2002.12.30-
5400000220550   prospecting license)            1.12    2004.12.16      1,400.00        250,000.00      630,300.00      DanLu

                Nianggui Corundum Mining
                Area, Qushui County (with               2002.12.30-
5400000220540   prospecting license)            4.12    2005.12.30      5,150.00                        170,975.00      DanLu

                Panong Tantalum mine,                   2003.03.17-
5400000320003   (with prospecting license)      2.24    2004.03.17      2,800.00                                        Honglu

                Qinong Tantalum mine,                   2002.09.10-
5400000230428   (prospecting license)         118.10    2004.09.10    147,625.00                                        Honglu

                Xietongmen xiongcun gold
                deposit, Tibet (with                    2003.06.15-
5400000032070   prospecting license)           12.91    2005.06.15     16,137.50                                        Honglu

                Youzha Salt Mining Area,
                Gongjue County (with                    2002.12.28-
5400000220547   prospecting license)           12.92    2005.12.28     16,150.00                        696,250.00      DanLu

                Yugu Iridium & Osmium Mine
                Leiwugi County (with                    2002.12.30-
5400000220541   prospecting license)            5.51    2004.9.9        6,887.50                         12,525.00      DanLu

                Zhanaga Copper & Molybdenum
                Mining Area, Changdu County             2002.12.30-
5400000220543   (with prospecting license)      3.30    2005.12.28      4,125.00                        688,700.00      DanLu

                Zonglongge(zhongda) Uranium,
                Thonte, Brown Yttrium,                  2002.12.30-
5400000220544   Mining Area, Leiwugi County     6.40    2005.12.28      8,000.00                         12,500.00      DanLu

Note:

1. Honglu holds 100% of interest in properties #6 #19 #20 #21 and 65% of interest in all other properties of Danlu listed above. Honglu's 65% interest is evidenced in its corresponding title to and right in the exploration licenses covering those properties.
2. Honglu's interest in the properties listed above is subject to and valid with minimum annual payment and minimum annual geologic or exploratory work in respect of each properties, to be completed pursuant to the relevant regulations of the Ministry of Land and Resources of China.
3. Honglu's interest in any of the properties listed above cannot be transferred, assigned or old except with the consent of the party holding the balance of the rights in the properties, and further with the approval of the Department of Land and Resources of Tibet Autonomous Region, or the approval of the Ministry of Land and Resources of China if such interest is transferred to a foreign company or company with foreign investment.
4. Where, in respect of any properties listed above, there has been any prior state investment or prior state financed geological work, the state investment or state input may need to be compensated on the basis of a valuation of the state investment or input, before any development, transfer, assignment or sale of the property may be approved by the Ministry of Land and Resources or the Department of Land and Resources of Tibet Autonomous Region, as the case may be.

                                  Schedule "B"

                                     Options


1. ChinaNet granted on May 31, 2000 options to former directors of ChinaNet and consultants for the purchase of 5,000,000 shares of ChinaNet common stock exercisable on or before May 31, 2005 at an exercise price $0.40 per share.

2. ChinaNet granted an option on September 11, 2003 to a director for the purchase of 1,000,000 shares of ChinaNet common stock exercisable on or before August 1, 2006 at an exercise price of $0.10 per share.

                                  Schedule "C"

                                Tianyuan Licenses






GRAPHICS OMITTED